SECOND AMENDMENT TO PURCHASE AND SUPPLY AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SUPPLY AGREEMENT (this "Second Amendment") is made and entered into as of the 31st day of August 2013 by and between Pro Fit Optix Inc., a Wyoming corporation having a business address of 7501 Esters Road, Suite 100, Irving, Texas 75063 ("PFO") and Hong Kong Optical Lens Co., a Hong Kong Corporation, having a business address of 11/F., Flat 01, Kwong Sang, Hong Centre, 151 Hoi Bun Road, Kwun Tong, Kowloon ("Hong Kong Optical").

WITNESSETH:

WHEREAS, a Purchase and Supply Agreement was fully executed between PFO and Hong Kong Optical on August 31, 2010;

WHEREAS, the Purchase and Supply Agreement was amended on January 1, 2011 regarding the ownership of frames by PFO while Hong Kong Optical maintains inventory management and accountability functions for such frames; and

WHEREAS, PFO and Hong Kong Optical desire to further amend the Purchase and Supply Agreement by extending the term and such other terms and conditions as outlined below.

1. **Term and Termination.** The following provisions shall be added to section 11.1 of the Purchase and Supply Agreement.

   11.1.1 This agreement shall be automatically renewed for an additional period of 36 months (the "Renewal Period") at the end of the initial term or any Renewal Period as applicable, unless otherwise terminated by either Party in accordance with the terms of Section 11.0 herein or with 180 days written notice prior to the beginning of any Renewal Period.

2. **Exclusivity.** The following provisions shall be added as section 14 of the Purchase and Supply Agreement.

   14.0 EXCLUSIVITY

   14.1 Whereas PFO acquired certain assets of Optima, Inc. on March 1, 2013, PFO and Hong Kong Optical agree that PFO has exclusive distribution rights to Resolution brand lenses in the United States of America, Canada, Mexico and South America (the "Exclusive Markets"). Furthermore, PFO acquired the trademarks associated with the Resolution brand lenses from Optima, Inc. Hong Kong Optical will not supply Resolution brand lenses to any third party other than PFO for distribution, use, sale or any other purposes in the Exclusive Markets without PFO's written consent.

3. **Successors and Assigns.** The obligations and responsibilities herein shall be binding upon and the rights and benefits shall inure to the parties hereto and their respective successors and assigns.

4. **Entire Agreement; No Modification**. It is expressly agreed between PFO and Hong Kong Optical that there is no verbal understanding or agreement which in any way changes the terms, covenants and conditions herein set forth, and that no modification of this Second Amendment and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by the parties hereto.

5. **Validity**. If any provision of this Second Amendment or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Second Amendment or the application of such provisions to persons or circumstances other than those as to which it is held invalid shall not be affected therein and each provision of this Second Amendment shall be valid and enforced to the fullest extent permitted by law.

6. **Miscellaneous**. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Purchase and Supply Agreement shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between terms and provisions of this Second Amendment and the terms and provisions of the Purchase and Supply Agreement, the terms and provisions of this Second Amendment shall supersede and control.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their proper offices as of the day and year first above written.

**Hong Kong Optical Lens Co.**

By: ______________________
(Signature)

Printed Name: Eddie So

Title: Managing Director

**Pro Fix Optix Inc.**

______________________
(Signature)

Printed Name: Rudolf Suter

Title: President and CEO